UNITED STATES

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SCHEDULE 14A

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RED HAT, INC.

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The following is a blog post and communication shared by Jim Whitehurst to the associates of Red Hat, Inc.:

Red Hat + IBM: Creating the leading hybrid cloud provider

Jim Whitehurst

Editor’s note: A few minutes ago, Red Hat president and CEO Jim Whitehurst shared this email with Red Hat associates.

Team,

A few minutes ago, we announced that Red Hat has signed an agreement to combine forces with IBM in the largest software company acquisition to date. Red Hat will remain a distinct unit in IBM.

Tomorrow (Oct. 29, 2018), we will have a company all-hands meeting where you will hear from me, Paul, and IBM chair, president, and CEO Ginni Rometty. I hope you can make it. Details on logistics follow this note.

In the meantime, I want to explain why I am excited and believe today’s news presents a tremendous opportunity for Red Hat and open source.

The first time I stepped foot on Red Hat’s former headquarters at North Carolina State University was a Sunday. I was there to meet with Matthew Szulik, Red Hat’s then CEO. The lights inside the building were off and the doors were locked. I didn’t know what to think. Matthew eventually showed up and we had a refreshingly different interview at a coffee shop, talking for a long time about Red Hat and open source. Everything Matthew told me about Red Hat made me more and more excited about the company and its opportunity. After our conversation, I knew that Red Hat was special and I wanted to be a part of it. As it turns out, that was the best cup of coffee I ever had. This is the best job I’ve ever had.

Like many of you, I joined Red Hat because it shares my values. I need a mission to fuel my work and Red Hat’s - “To be the catalyst in communities of partners and customers and contributors building better technology the open-source way.” - still drives me.

When I joined in January 2008, Red Hat was about 2,200 associates and the first open source software company to earn more than $500 million in revenues. Our portfolio was “just” Red Hat Enterprise Linux, Red Hat JBoss Middleware, and technologies to manage both. Today, there are approximately 12,600 Red Hatters and we have a portfolio that now spans hybrid cloud infrastructure, cloud-native app platforms, and management and automation.

We have barely scratched the surface of the opportunity that is ahead of us. Open source is the future of enterprise IT. We believe our total addressable market to be $73 billion by 2021. If software is eating the world - and with digital transformation occurring across industries, it truly is - open source is the key ingredient.

Powered by IBM, we can dramatically scale and accelerate what we are doing today. Imagine Red Hat with greater resources to grow into the opportunity ahead of us. Imagine Red Hat with the ability to invest even more and faster to accelerate open source innovation in emerging areas. Imagine Red Hat reaching all corners of the world, with even deeper customer and partner relationships than we have today. Imagine us helping even more customers benefit from the choice and flexibility afforded by hybrid and multi-cloud. Joining forces with IBM offers all of that, years ahead of when we could have achieved it alone. Together we can become *the* leading hybrid cloud solutions provider.

Importantly, Red Hat is still Red Hat. When the transaction closes, as I noted above, we will be a distinct unit within IBM and I will report directly to Ginni. Our unwavering commitment to open source innovation remains unchanged. The independence IBM has committed to will allow Red Hat to continue building the broad ecosystem that enables customer choice and has been integral to open source’s success in the enterprise. IBM is acquiring Red Hat for our amazing people and our incredibly special culture and approach to making better software. They understand and value how and why we are different and they are committed to allowing us to remain Red Hat while scaling and accelerating all that makes us great with their resources.

I appreciate that everyone will experience a range of emotions as a result of this news. Excited, anxious, surprised, fear of the unknown, including new challenges and working relationships - these are all ways I would describe my emotions. What I know is that we will continue to focus on growing our culture as part of a new organization. We will continue to focus on the success of our customers. We will continue to nurture our relationships with partners. Collaboration, transparency, participation, and meritocracy - these values make us Red Hat and they are not changing. In fact, I hope we will help bring this culture across all of IBM. Together we can.

I’d be remiss if I ended this email without saying thank you. Thank you to the original pioneers of open source and of Red Hat, to the Red Hatters who have contributed to this amazing company’s success throughout the last 25+ years, to our loyal customers and partners, and to the open source communities that are delivering innovation that is advancing technology at once unimaginable paces.

Open source, open formats, and open standards have not only changed technology; they have also changed our society for the good. Red Hat’s role in all of that cannot be understated. With IBM, we have the opportunity to accelerate this work at a greater scale and show everyone that open really does unlock the world’s potential.

Regards,

Jim

Additional information

We’re still quite early in this process, so there are many details that will be forthcoming. We’re committed to being as transparent as possible throughout the coming months to keep you informed and up-to-date.

To start:

•

Join me, Paul and Ginni at our global all-hands on Monday, Oct. 29 at 10 a.m. ET (2 p.m. UTC). We know there will be several questions, so to get to as many as we can, we are asking you to submit them in advance here.

•	In Raleigh, join at the Duke Energy Center for the Performing Arts (2 E South St, Raleigh)

•	In Westford, there will be room to attend in the cafeteria

•	Via Bluejeans: [Internal Link] (invitation to follow with additional options to join)

•	Read the press release: [Filed Separately]

•	Read a blog from Paul: [Filed Separately]

•	Read the internal Red Hat FAQ: [Filed Separately]

We will also be hosting several town halls and team meetings. Here is an initial schedule. As we add more, we will let you know. You will receive follow-up information about these all-hands meetings.

•	Oct. 30:

•	APAC all-hands call (8:30 a.m. ET, 12:30 p.m. UTC)

•	People Team all hands (9 a.m. ET, 1 p.m. UTC)

•	EMEA all-hands call (10 a.m. ET, 2 p.m. UTC)

•	Global Marketing all-hands (10 a.m. ET, 2 p.m. UTC)

•	North America Public Sector all-hands (11:30 a.m. ET)

•	North America Commercial all-hands (1 p.m. ET)

•	LATAM all-hands (3 p.m. ET, 7 p.m. UTC)

•	Sales and Services Global Teams all-hands (4:30 p.m. ET, 8:30 p.m. UTC)

•	Nov. 1: RDU-based PNT all-hands (10 a.m. ET)

•	Nov. 1 or 2: Bangalore all-hands (date to be announced)

•	Nov. 5: Munich all-hands (time to be announced)

•	Nov. 6:

•	Brno all-hands (10 a.m. CET, 9 a.m. UTC)

•	U.S./EMEA manager meeting (10 a.m. ET, 3 p.m. UTC)

•	APAC manager meeting (10:30 p.m. ET)

•	Nov. 8: Singapore all-hands (time to be announced)

•	Nove. 9-12 Tel Aviv all-hands (date to be announced)

•	Nov. 13: Ra’anana all-hands (3 p.m. IDT, 1 p.m. UTC)

Important Additional Information and Where to Find It

In connection with the proposed merger, Red Hat, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.redhat.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 100 East Davie Street, Raleigh, North Carolina 27601, or by calling (919) 754-3700.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on June 25, 2018, and its Annual Report on Form 10-K for the fiscal year ended February 28, 2018, which was filed with the SEC on April 26, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.redhat.com.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended February 28, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; the Company’s ability to adapt to a rapidly changing industry and maintain strategic relationships with industry leading companies; and the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.